UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33411

VA	31-1804543
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

67 Commerce Drive

Honaker, VA 24260

(Address of principal executive offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Joseph D. Pennington, age 42, has been appointed Senior Vice President and Chief Financial Officer, Treasurer and Secretary of New Peoples Bankshares, Inc. (the “Company”) and its wholly-owned subsidiary New Peoples Bank, Inc. (the “Bank”) effective April 27, 2015. He had served as Senior Vice President and Financial Officer of the Company and Bank since joining in February of 2015. Mr. Pennington, who is a certified public accountant, served as a Senior Manager for Elliott Davis, LLC, a larger regional accounting firm, from October of 2012 to February of 2015. Prior to that, he served as the Chief Financial Officer of Bank of Virginia from March 2011 until October 2012. From March of 2009 to February of 2011, he was the Controller for HomeTown Bank located in Roanoke, Virginia. Mr. Pennington has over 15 years of community banking experience. He is a 1996 graduate of West Virginia University with a Bachelor of Science degree in Accounting.

Effective April 27, 2015, Mr. Frank A. Sexton, Jr. will no longer serve as Interim Chief Financial Officer, Secretary and Treasurer of the Company and Bank. He will continue serving as the Company and Bank’s Executive Vice President and Chief Operating Officer where he has served since 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.
(Registrant)

Date: April 30, 2015	By:	/s/ C. TODD ASBURY
C. Todd Asbury
President and Chief Executive Officer